UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2023

iSpecimen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40501	27-0480143
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Bedford Street Lexington, MA 02420
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 301-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2023, at the annual meeting of stockholders (the “Annual Meeting”) of iSpecimen Inc. (the “Company”), the Company’s stockholders approved amendments (the “2021 Plan Amendments”) to the iSpecimen Inc. Second Amended and Restated 2021 Stock Incentive Plan (the “Second A&R 2021 Plan”) to (i) remove the automatic annual increase in the number of shares of common stock reserved for issuance under the Second A&R 2021 Plan on each anniversary date of the Second A&R 2021 Plan, in the event that 5% of the number of shares of common stock issued and outstanding on that date is more than the number of shares of common stock then currently reserved for issuance under the Second A&R 2021 Plan, (ii) to provide for the recoupment or clawback of awards granted under the Second A&R 2021 Plan and (iii) to increase the number of shares of common stock reserved for issuance with respect to awards granted under the Second A&R 2021 Plan from 608,000 shares of common stock to 1,869,500 shares of common stock.

The 2021 Plan Amendments previously had been approved, subject to stockholder approval, by the Board of Directors of the Company. The 2021 Plan Amendments became effective immediately upon stockholder approval at the Annual Meeting.

More detailed summaries of the material features of the 2021 Plan Amendments are set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 10, 2023 (the “Proxy Statement”). Those summaries and the foregoing descriptions are qualified in their entirety by reference to the full text of the 2021 Plan Amendments, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, of the Company’s 8,814,658 shares of common stock issued and outstanding and eligible to vote as of the record date of March 27, 2023, a quorum of 6,519,743 shares, or approximately 74% of the eligible shares were present or represented by proxy. Each of the matters set forth below is described in detail in the Proxy Statement filed with the Securities and Exchange Commission on April 10, 2023. The following actions were taken at the Annual Meeting:

Proposal No. 1: Election of Three Class II Directors

The first proposal was the election of three (3) Class II directors each to serve for a three-year term that expires at the 2026 annual meeting of stockholders, or until the election and qualification of their respective successors in office, subject to their earlier death, resignation, or removal. The vote on the proposal was as follows:

Name of Nominee	FOR	WITHHELD	BROKER NON-VOTE
John L. Brooks III	3,900,970	704,582	1,914,191
Tracy Curley	4,056,320	549,232	1,914,191
Theresa L. Mock	4,412,763	192,789	1,914,191

Each nominee was elected.

Proposal No. 2: Approval of Amendments to The Amended and Restated 2021 Stock Incentive Plan

The second proposal was the approval of amendments to the Second A&R 2021 Plan to (i) remove the automatic annual increase in the number of shares of common stock reserved for issuance under the Second A&R 2021 Plan on each anniversary date of the Second A&R 2021 Plan, in the event that 5% of the number of shares of common stock issued and outstanding on that date is more than the number of shares of common stock then currently reserved for issuance under the Second A&R 2021 Plan and (ii) to provide for the recoupment or clawback of awards granted under the Second A&R 2021 Plan. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,290,000	1,303,726	11,826	1,914,191

Proposal No. 2 was approved by a majority of the votes cast.

Proposal No. 3: Approval of an Amendment to The Amended and Restated 2021 Stock Incentive Plan

The third proposal was the approval of an amendment to the Second A&R 2021 Plan to increase the number of shares of common stock reserved for issuance with respect to awards granted under the Second A&R 2021 Plan from 608,000 shares of common stock to 1,869,500 shares of common stock. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
2,860,260	1,700,158	45,134	1,914,191

Proposal No. 3 was approved by a majority of the votes cast.

Proposal No. 4: Approval of an Amendment to The Fourth Amended and Restated Certificate of Incorporation

The fourth proposal was the approval of an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation to permit removal of directors by stockholders, without cause. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
3,804,890	798,466	2,196	1,914,191

Proposal No. 4 was not approved, because votes in favor of this proposal did not represent a majority of the voting shares entitled to vote thereon, as required.

Proposal No. 5: Ratification of Appointment of Independent Registered Public Accounting Firm

The fifth proposal was the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2023. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN
6,421,007	21,967	76,769

Proposal No. 5 was approved by a majority of the votes cast.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to iSpecimen Inc. Second Amended and Restated 2021 Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2023

iSPECIMEN INC.

By:	/s/ Tracy Curley
Name: Tracy Curley
Title: Chief Executive Officer